 Press Release

BioPharmX Reports Fiscal First Quarter 2020 Financial Results

SAN JOSE, Calif., June 11, 2019 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today reports financial results for the quarter ended April 30, 2019.

Recent Highlights

•

Completed the last patient visit in the Phase 2b clinical trial of BPX-04[1], a novel topical gel formulation of fully solubilized minocycline for the treatment of papulopustular rosacea. The company anticipates announcing topline efficacy and safety data from the study in early July 2019 pending database lock and results validation.

•	Raised net proceeds of $3.6 million from the sale of common stock in a registered direct offering.
•	Regained compliance with NYSE American continued listing standards related to the company’s low stock price by effecting a 1-for-25 reverse stock split.
•

Entered into a Capital on Demand Sales Agreement with JonesTrading Institutional Services LLC whereby the company may issue common stock for proceeds up to $8.5 million from time to time through “at the market offerings.”

•	Further reduced operating costs by reducing its workforce by approximately 20%.

“The company continues to take steps on behalf of its shareholders to advance and to drive value in its topical minocycline programs.” said Dr. Tierney, BioPharmX CEO. “As such, we are looking forward to communicating the topline results from our Phase 2b rosacea study.”

First Quarter Financial Results

For the first quarter ended April 30, 2019, total operating expenses were $3.6 million, compared with total operating expenses of $4.4 million in the prior fiscal year's first quarter.

Net loss for the quarter ended April 30, 2019 was $3.6 million, or $0.38 per share, compared with a net loss of $4.4 million, or $0.61 per share, during the prior fiscal year's first quarter.

Excluding stock-based compensation expense and the impact of change in fair value of warrant liability, non-GAAP net loss for the quarter ended April 30, 2019 was $3.4 million, or $0.36 per share. During the first quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.7 million, or $0.52 per share.

Cash and cash equivalents, as of April 30, 2019, were $3.3 million.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its financial information prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) with non-GAAP measures, including non-GAAP net loss and non-GAAP net loss per share, which do not include stock-based compensation expense and the impact of changes in fair value of warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expense represents non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of warrant liability results from the periodic revaluing of the warrant liability. These amounts are excluded from the company’s non-GAAP net loss and non-GAAP net loss per share because they are not reflective of ongoing operating results in the period incurred. Although these may be recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statement
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to the timing to complete the Phase 2b study for BPX-04, the topline results from the company’s Phase 2b rosacea study, the company’s ability to raise capital under its Capital On Demand Sales Agreement, the commencement and results of future trials for BPX-04, level of operating expenditures, the company's ability to obtain patent protection and defend its intellectual property and the company's ability to regain compliance with the NYSE American LLC’s continued listing standards and maintain its listing in the future. Additional risks are set forth in our filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2019. The forward-looking statements included in this press release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

1Caution: BPX-04 is a new drug limited by the U.S. law to investigational use only.

BioPharmX and HyantX are registered trademarks of BioPharmX, Inc.

For further information:

Media Contact

investors@biopharmx.com

--TABLES TO FOLLOW --

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2019	2018

Revenues, net	$ -	$ 18
Cost of goods sold	-	7
Gross margin	-	11

Operating expenses:
Research and development	2,199	2,327
Sales and marketing	264	601
General and administrative	1,177	1,446
Total operating expenses	3,640	4,374

Loss from operations	(3,640)	(4,363)
Change in fair value of warrant liability	9	(66)
Other income, net	10	29
Loss before provision for income taxes	(3,621)	(4,400)
Provision for income taxes	2	2
Net and comprehensive loss	$ (3,623)	$ (4,402)

Net loss per share
Basic and diluted	($0.38)	($0.61)
Shares used in computing net loss per share
Basic and diluted	9,433	7,189

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	April 30,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$ 3,283	$ 3,069
Prepaid expenses and other	250	316
Total current assets	3,533	3,385

Property and equipment, net	140	148
Operating lease right-of-use asset	1,136	—
Other	121	121
Total assets	$ 4,930	$ 3,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 1,185	$ 1,363
Accrued expenses and other	1,346	934
Total current liabilities	2,531	2,297

Long-term liabilities	975	59
Total liabilities	3,506	2,356

Stockholders' equity	1,424	1,298
Total liabilities and stockholders’ equity	$ 4,930	$ 3,654

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended
		April 30,
		2019	2018

GAAP net loss available to common stockholders		$ (3,623)	$ (4,402)

Change in fair value of warrant liability		(9)	66
Stock-based compensation expense:
-	Research and development	103	200
-	Sales and marketing	21	129
-	General and administrative	67	264
	Total stock-based compensation expense	191	593
Total reconciling items		182	659
Non-GAAP net loss available to common stockholders		$ (3,441)	$ (3,743)

GAAP net loss available to common stockholders		$ (0.38)	$ (0.61)
Reconciling items
-	Change in fair value of warrant liability	—	0.01
-	Stock-based compensation expense	0.02	0.08

Non-GAAP net loss per share: basic and diluted		$ (0.36)	$ (0.52)

Shares used in computing non-GAAP net loss per share
Basic and diluted		9,433	7,189